UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2008

Ness Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50954	98-0346908
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ness Tower, Atidim High-Tech Industrial Park, Building 4, Tel Aviv		61580 Israel
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 972 (3) 766-6800

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On October 1, 2008, Ness Technologies, Inc., a Delaware corporation (the “Company”), completed the previously announced acquisition of all of the outstanding shares of Logos a.s., a privately-held Czech-based leading IT services and consulting company (“Logos”).  The purchase price for these shares was 1,030,700,000 Czech Crowns (approximately US $59 million).  At closing, the Company paid 502,800,000 Czech Crowns (approximately US $29 million) and will pay up to 527,900,000 Czech Crowns (approximately US $30 million) over the next three years, subject to the satisfaction of certain performance conditions for 2008, 2009 and 2010 agreed upon by the Company and the selling shareholders of Logos. Logos will initially operate as Ness Logos a.s. until it is merged into Ness Czech s.r.o., an operating  subsidiary of the Company.

Item 9.01.    Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

To be filed by amendment. Pursuant to Item 9.01 of Form 8-K, the Company hereby undertakes to file financial statements in response to this item in an amendment to the Current Report on Form 8-K not later than 71 calendar days after the date that this Form 8-K must be filed.

(b)	Pro forma financial information.

To be filed by amendment. Pursuant to Item 9.01 of Form 8-K, the Company hereby undertakes to file pro forma financial information in response to this item in an amendment to the Current Report on Form 8-K not later than 71 calendar days after the date that this Form 8-K must be filed.

(d)	Exhibits

	Exhibit No.	Description

2.1
Stock Purchase Agreement, dated July 30, 2008, by and among Ness Czech s.r.o., Mr. Pavel Šťovíček, Mr. Michal Hanus, Mr. Pavel Endrle, and Mr. David Dvořák, all being the shareholders of Logos a.s., and Ness Technologies BV.*

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NESS TECHNOLOGIES, INC.

Dated: October 3, 2008	By:	/s/ Ilan Rotem
Name: Ilan Rotem
Title: Chief Legal Officer and Secretary

EXHIBIT INDEX

(d)	Exhibits

	Exhibit No.	Description

2.1
Stock Purchase Agreement, dated July 30, 2008, by and among Ness Czech s.r.o., Mr. Pavel Šťovíček, Mr. Michal Hanus, Mr. Pavel Endrle, and Mr. David Dvořák, all being the shareholders of Logos a.s., and Ness Technologies BV.*

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.